UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2007

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51436 (Commission File Number)	30-0296543 (I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois 60517 (Address of principal executive offices)	60517 (Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Business Loan Agreement

On December 21, 2007 Advanced Life Sciences, Inc. (the “Company”) entered into an amendment to the business loan agreement (the “Amended Loan Agreement”) with The Leaders Bank.  The Amended Loan Agreement restructures the Company’s existing $4.0 million business loan agreement with The Leaders Bank to, among other things, extend the maturity date of the loan for 24 months.  Pursuant to the Amended Loan Agreement, the Company’s obligations become payable in full on January 1, 2010.

A copy of the Amended Loan Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amendment to Promissory Note

On December 21, 2007, the Company entered into an amendment to the promissory note (the “Amended Note”) with its Chief Executive Officer, Michael T. Flavin, Ph.D.  The Amended Note restructures the Company’s existing $2.0 million loan from Dr. Flavin to extend the maturity date of the loan for 12 months.  Pursuant to the Amended Note, the Company’s obligations become payable in full on January 5, 2009.

A copy of the Amended Note is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

                (d)           Exhibits:

Exhibit No.	Description

10.1	Amended Loan Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of December 21, 2007.

10.2	Amended Note between Advanced Life Sciences, Inc. and Michael T. Flavin, Ph.D., dated as of December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date: December 26, 2007	By:	John Flavin
	Name:	John L. Flavin
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Loan Agreement between Advanced Life Sciences, Inc. and The Leaders Bank, dated as of December 21, 2007.

10.2	Amended Note between Advanced Life Sciences, Inc. and Michael T. Flavin, Ph.D., dated as of December 21, 2007.